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                                                                    EXHIBIT 21.1

                                  Subsidiaries


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SUBSIDIARY                                            FORM                        OWNER                                 OWNERSHIP
----------                                            ----                        -----                                 ---------
TVE, Inc. (Inactive)                                  Corporation         The Sports Club Company, Inc.                  100.00%

SCC Development Company                               Corporation         The Sports Club Company, Inc.                  100.00%

The Sports Connection Holding Company                 Corporation         The Sports Club Company, Inc.                  100.00%

SCC California, Inc.                                  Corporation         The Sports Club Company, Inc.                  100.00%

Sports Club, Inc. of California                       Corporation         The Sports Club Company, Inc.                  100.00%

Pontius Realty, Inc.                                  Corporation         The Sports Club Company, Inc.                  100.00%

Irvine Sports Club, Inc.                              Corporation         The Sports Club Company, Inc.                  100.00%

The SportsMed Company, Inc.                           Corporation         The Sports Club Company, Inc.                  100.00%

SCC Sports Club, Inc. (Inactive)                      Corporation         The Sports Club Company, Inc.                  100.00%

L.A./Irvine Sports Clubs, Ltd.                        Partnership         Sports Club, Inc. of California                 50.10%

Talla New York, Inc.                                  Corporation         Sports Club, Inc. of California                100.00%

Reebok-Sports Club/NY                                 Partnership         Talla New York, Inc.                            60.00%

El Segundo-TDC, Ltd.                                  Partnership         SCC California, Inc.                            17.19%
                                                                          Pontius Realty, Inc.                             0.75%
                                                                          Sports Club, Inc. of California                  9.89%
                                                                          The Sports Club Company, Inc.                    9.89%

Sports Connection ES/MB                               Partnership         SCC California, Inc.                            43.73%
                                                                          El Segundo-TDC, Ltd.                             6.27%

SCC Nevada, Inc.                                      Corporation         The Sports Club Company, Inc.                  100.00%

SF Sports Club, Inc.                                  Corporation         The Sports Club Company, Inc.                  100.00%

Washington D.C. Sports Club, Inc.                     Corporation         The Sports Club Company, Inc.                  100.00%

HFA Services, Inc.                                    Corporation         Health Fitness Organization                    100.00%
                                                                          of America, Inc.

Sepulveda Realty and Development Co. Inc.             Corporation         The Sports Club Company, Inc.                  100.00%

SCC Realty Company                                    Corporation         The Sports Club Company, Inc.                  100.00%

SCC Liquidating Company                               Corporation         The Sports Club Company, Inc.                  100.00%

NY Sports Club, Inc.                                  Corporation         The Sports Club Company, Inc.                  100.00%
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